UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of The Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Competitive Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPETITIVE TECHNOLOGIES, INC.
777 Commerce Drive, Suite 100
Fairfield, Connecticut 06825

On December 28, 2006, Competitive Technologies, Inc. began distributing the following letter to its stockholders:

Your Vote is Important to the Future of Competitive Technologies

We urge you to vote using the enclosed WHITE proxy card. Even if you have already voted, please sign, date and mail the enclosed WHITE proxy card. Only the latest dated proxy counts. You also may vote by phone or internet using the information on the enclosed WHITE proxy card.

December 28, 2006

Dear Fellow Shareholder:

On January 16, 2007, Competitive Technologies, Inc. (“CTT”) will elect a slate of directors at its Annual Meeting of Shareholders. It is critical that your current Board of Directors be elected at the Annual Meeting for the reasons outlined below. A dissident group calling themselves “The Committee to Restore Shareholder Value” (the “Nano Group”) is attempting to gain control of your company. You should be concerned because:

•
THE INTERESTS OF THE NANO GROUP’S SLATE OF DIRECTORS DO NOT APPEAR TO BE ALIGNED WITH THOSE OF OUR SHAREHOLDERS. The slate they present is hardly a “blue ribbon” panel. Furthermore, Mr. Nano currently owns only 22 shares of CTT, and four of the other five proposed director nominees do not own any shares.

•
Mr. Nano is a former President and CEO of CTT who was terminated by CTT and is currently in litigation with CTT. Among other things, CTT believes that Mr. Nano misappropriated for his own benefit confidential CTT documents and CTT monies.

YOU DESERVE BETTER!!

•
The Nano Group proxy states that if the Nano Group were to prevail, Mr. Nano would get his old job back, drop CTT’s lawsuit against him and would immediately pay himself at least $2.5 million, including alleged back salary, bonus and payment of substantial legal fees. Is this the real reason for this expensive proxy contest?

•
Mr. Nano’s thinly veiled attempt to use this proxy contest to resolve his lawsuits with CTT for his own financial benefit is an insult to our shareholders and a costly distraction to management at this critical juncture. We believe that this is a flagrant attempt by Mr. Nano to circumvent his liabilities to CTT and we do not think that paying Mr. Nano $2.5 million in cash is in our shareholders’ best interests.

•
Mr. Nano sold the majority of his shares during an 8-day period following his termination on June 14, 2005, and the stock price fell 20% from the day before he started selling, to the day after he finished. During that period, Mr. Nano sold more than 350,000 shares of CTT stock worth more than $2.3 million. The volume was almost five times the average in the period immediately prior to his trading. We do not believe that this shows concern for our shareholders’ interests.

The Nano Group claims various reasons for their solicitation of your proxy. We believe that their reasons do not provide an accurate or complete statement of the facts, and we suggest that you consider the following:

•	CTT’s profitability during Mr. Nano’s tenure was the result of actions and lawsuits initiated long before his arrival.

•
Mr. Nano has made numerous inaccurate and often contradictory allegations as to the reasons for his termination. The truth is that Mr. Nano was terminated in June 2005 because he had lost all credibility with CTT’s Board of Directors and management, in no small part because of his inability to develop a coherent and credible long term strategic plan to build revenue, acquire new technologies and create shareholder value. CTT stands behind its reasons for termination and is fighting Mr. Nano’s unfounded allegations and demands for compensation.

•
The Nano Group makes unfounded allegations of insider trading in its proxy statement. What they fail to mention is that your Audit Committee, all of whom were disinterested directors, undertook a full, impartial and professional investigation and determined that no insider trading occurred.

•
In contrast to the allegations in the Nano Group proxy statement, CTT believes that it compensates its employees fairly. Two individuals did send demand letters to CTT seeking additional commission payments which they claim are due to them based on unauthorized oral promises made by Mr. Nano without consultation with CTT’s Compensation Committee. We strongly believe that we have paid these employees what is due to them.

•
Michael Kiley, CTT’s former Executive Vice President and Chief Operating Officer, resigned in November 2006. Mr. Nano hired Mr. Kiley and should have conducted a background check at that time, but apparently failed to do so. However, to preserve the positive momentum driven by Mr. Kiley’s business development efforts, CTT decided to retain him as an independent consultant.

WHAT IS MANAGEMENT DOING TO CREATE LONG-TERM SHAREHOLDER VALUE?

•
CTT’s President and CEO, Dr. D.J. Freed, possesses over 30 years experience in global technology marketing and helping companies grow through technology commercialization. Supporting Dr. Freed is a focused and energetic management team that has recruited a talented group of business professionals with the knowledge and hands on experience to execute our growth plans. Over the past 18 months, CTT’s management team has created an infrastructure for growth.

•
As we have consistently reported to you during the past year, this will take time and effort, but CTT’s pipeline of technologies is starting to fill, and we are encouraged by this progress. When Dr. Freed became President and CEO there were approximately a half dozen commercially viable technologies in the pipeline - since then CTT has evaluated several thousand technologies and now has available several times more technologies that we believe are commercially viable and ready for licensing.

•	We believe that CTT is taking the appropriate steps to achieve sustainable growth and profitability and, in turn, increase shareholder value.

YOUR BOARD AND MANAGEMENT TEAM HAVE THE EXPERIENCE, VISION AND COMMITMENT TO SUCCESSFULLY LEAD CTT AT THIS CRITICAL JUNCTURE. THE NANO GROUP DOES NOT.

The next few years should be an exciting time as CTT begins to realize the tangible results of its investments and hard work that are now underway. We have a focused and energetic management team and a talented group of business professionals. We are confident that our team has the ability and fortitude to transform CTT into a business that delivers consistent profitability which, in turn, will drive shareholder value.

Thank you for your continued support.

Sincerely,

Your Board of Directors and fellow shareholders of Competitive Technologies, Inc.

Richard E. Carver	Maria Maccecchini, Ph.D.

George W. Dunbar, Jr.	Charles J. Philippin

D.J. Freed, Ph.D.	John. M. Sabin

WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD PROMPTLY. YOU MAY BE ABLE TO VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED WHITE PROXY CARD FOR SPECIFIC VOTING INSTRUCTIONS.

WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS NOMINATED BY THE NANO GROUP AND WE URGE YOU NOT TO EXECUTE ANY BLUE PROXY CARD THAT YOU MAY RECEIVE.

Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting. If you have already signed and mailed a blue proxy card, we urge you to complete, date, sign and return the accompanying WHITE proxy card promptly. Or follow the instructions on the card to vote by phone or internet.

If you have any questions or need assistance in voting your shares, please call Morrow & Co., Inc., a proxy solicitation firm that is assisting us in the solicitation of proxies, at 1-800-267-0201.

Statements about our future expectations, including development and regulatory plans, and all other statements in this document, other than historical facts, are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. If and when used herein, the words “may,” “will,” “should,” “anticipate,” “believe,” “appear,” “intend,” “plan,” “expect,” “estimate,” “approximate,” and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to our ability to obtain rights to market technologies, market acceptance of and competition for our licensed technologies, growth strategies and strategic plans, operating performance and financing of our operations, industry trends, and other risks and uncertainties inherent in our business, including those set forth in Item 1A under the caption “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended July 31, 2006, filed with the Securities and Exchange Commission (“SEC”) on October 30, 2006, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Important Additional Information Filed with the SEC

CTT has filed a definitive proxy statement with a WHITE proxy card for the election of directors nominated by the Board of Directors with the SEC. CTT STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors can obtain free copies of the proxy statements through the website maintained by the SEC at www.sec.gov. In addition, investors can obtain free copies of the proxy statements from CTT by contacting Secretary, c/o Competitive Technologies, Inc., 777 Commerce Drive, Suite 100, Fairfield, Connecticut, 06825, or you can contact us by phone at (203) 368-6044, or email at ctt@competitivetech.net.

CTT, its directors and named executive officers may be deemed to be participants in the solicitation of CTT’s security holders in connection with its 2007 Annual Meeting of Stockholders, which will be held on January 16, 2007. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CTT’s definitive proxy statement that was filed with the SEC on December 21, 2006.

COMPETITIVE TECHNOLOGIES, INC.
777 Commerce Drive, Suite 100
Fairfield, Connecticut 06825

On December 28, 2006, Competitive Technologies, Inc. issued a press release containing additional proxy materials. A copy of the press release is attached.

COMPANY CONTACT:	Jennifer Carberry, Director of Marketing
203-368-6044
jcarberry@competitivetech.net
www.competitivetech.net

COMPETITIVE TECHNOLOGIES MAILS LETTER TO STOCKHOLDERS

-- Urges stockholders to vote for current Board of Directors --

Fairfield, CT (December 28, 2006) - Competitive Technologies, Inc. (AMEX: CTT), a full service technology transfer and licensing provider, today announced that it has mailed the following letter to all Competitive Technologies stockholders:

December 28, 2006

Dear Fellow Shareholder:

On January 16, 2007, Competitive Technologies, Inc. (“CTT”) will elect a slate of directors at its Annual Meeting of Shareholders. It is critical that your current Board of Directors be elected at the Annual Meeting for the reasons outlined below. A dissident group calling themselves “The Committee to Restore Shareholder Value” (the “Nano Group”) is attempting to gain control of your company. You should be concerned because:

•
THE INTERESTS OF THE NANO GROUP’S SLATE OF DIRECTORS DO NOT APPEAR TO BE ALIGNED WITH THOSE OF OUR SHAREHOLDERS. The slate they present is hardly a “blue ribbon” panel. Furthermore, Mr. Nano currently owns only 22 shares of CTT, and four of the other five proposed director nominees do not own any shares.

•
Mr. Nano is a former President and CEO of CTT who was terminated by CTT and is currently in litigation with CTT. Among other things, CTT believes that Mr. Nano misappropriated for his own benefit confidential CTT documents and CTT monies.

YOU DESERVE BETTER!!

•
The Nano Group proxy states that if the Nano Group were to prevail, Mr. Nano would get his old job back, drop CTT’s lawsuit against him and would immediately pay himself at least $2.5 million, including alleged back salary, bonus and payment of substantial legal fees. Is this the real reason for this expensive proxy contest?

•
Mr. Nano’s thinly veiled attempt to use this proxy contest to resolve his lawsuits with CTT for his own financial benefit is an insult to our shareholders and a costly distraction to management at this critical juncture. We believe that this is a flagrant attempt by Mr. Nano to circumvent his liabilities to CTT and we do not think that paying Mr. Nano $2.5 million in cash is in our shareholders’ best interests.

•
Mr. Nano sold the majority of his shares during an 8-day period following his termination on June 14, 2005, and the stock price fell 20% from the day before he started selling, to the day after he finished. During that period, Mr. Nano sold more than 350,000 shares of CTT stock worth more than $2.3 million. The volume was almost five times the average in the period immediately prior to his trading. We do not believe that this shows concern for our shareholders’ interests.

The Nano Group claims various reasons for their solicitation of your proxy. We believe that their reasons do not provide an accurate or complete statement of the facts, and we suggest that you consider the following:

•	CTT’s profitability during Mr. Nano’s tenure was the result of actions and lawsuits initiated long before his arrival.

•
Mr. Nano has made numerous inaccurate and often contradictory allegations as to the reasons for his termination. The truth is that Mr. Nano was terminated in June 2005 because he had lost all credibility with CTT’s Board of Directors and management, in no small part because of his inability to develop a coherent and credible long term strategic plan to build revenue, acquire new technologies and create shareholder value. CTT stands behind its reasons for termination and is fighting Mr. Nano’s unfounded allegations and demands for compensation.

•
The Nano Group makes unfounded allegations of insider trading in its proxy statement. What they fail to mention is that your Audit Committee, all of whom were disinterested directors, undertook a full, impartial and professional investigation and determined that no insider trading occurred.

•
In contrast to the allegations in the Nano Group proxy statement, CTT believes that it compensates its employees fairly. Two individuals did send demand letters to CTT seeking additional commission payments which they claim are due to them based on unauthorized oral promises made by Mr. Nano without consultation with CTT’s Compensation Committee. We strongly believe that we have paid these employees what is due to them.

•
Michael Kiley, CTT’s former Executive Vice President and Chief Operating Officer, resigned in November 2006. Mr. Nano hired Mr. Kiley and should have conducted a background check at that time, but apparently failed to do so. However, to preserve the positive momentum driven by Mr. Kiley’s business development efforts, CTT decided to retain him as an independent consultant.

WHAT IS MANAGEMENT DOING TO CREATE LONG-TERM SHAREHOLDER VALUE?

•
CTT’s President and CEO, Dr. D.J. Freed, possesses over 30 years experience in global technology marketing and helping companies grow through technology commercialization. Supporting Dr. Freed is a focused and energetic management team that has recruited a talented group of business professionals with the knowledge and hands on experience to execute our growth plans. Over the past 18 months, CTT’s management team has created an infrastructure for growth.

•
As we have consistently reported to you during the past year, this will take time and effort, but CTT’s pipeline of technologies is starting to fill, and we are encouraged by this progress. When Dr. Freed became President and CEO there were approximately a half dozen commercially viable technologies in the pipeline - since then CTT has evaluated several thousand technologies and now has available several times more technologies that we believe are commercially viable and ready for licensing.

•	We believe that CTT is taking the appropriate steps to achieve sustainable growth and profitability and, in turn, increase shareholder value.

YOUR BOARD AND MANAGEMENT TEAM HAVE THE EXPERIENCE, VISION AND COMMITMENT TO SUCCESSFULLY LEAD CTT AT THIS CRITICAL JUNCTURE. THE NANO GROUP DOES NOT.

The next few years should be an exciting time as CTT begins to realize the tangible results of its investments and hard work that are now underway. We have a focused and energetic management team and a talented group of business professionals. We are confident that our team has the ability and fortitude to transform CTT into a business that delivers consistent profitability which, in turn, will drive shareholder value.

Thank you for your continued support.

Sincerely,

Your Board of Directors and fellow shareholders of Competitive Technologies, Inc.

Richard E. Carver	Maria Maccecchini, Ph.D.

George W. Dunbar, Jr.	Charles J. Philippin

D.J. Freed, Ph.D.	John. M. Sabin

WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD PROMPTLY. YOU MAY BE ABLE TO VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED WHITE PROXY CARD FOR SPECIFIC VOTING INSTRUCTIONS.

WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS NOMINATED BY THE NANO GROUP AND WE URGE YOU NOT TO EXECUTE ANY BLUE PROXY CARD THAT YOU MAY RECEIVE.

Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting. If you have already signed and mailed a blue proxy card, we urge you to complete, date, sign and return the accompanying WHITE proxy card promptly. Or follow the instructions on the card to vote by phone or internet.

If you have any questions or need assistance in voting your shares, please call Morrow & Co., Inc., a proxy solicitation firm that is assisting us in the solicitation of proxies, at 1-800-267-0201.

Statements about our future expectations, including development and regulatory plans, and all other statements in this document, other than historical facts, are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. If and when used herein, the words “may,” “will,” “should,” “anticipate,” “believe,” “appear,” “intend,” “plan,” “expect,” “estimate,” “approximate,” and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to our ability to obtain rights to market technologies, market acceptance of and competition for our licensed technologies, growth strategies and strategic plans, operating performance and financing of our operations, industry trends, and other risks and uncertainties inherent in our business, including those set forth in Item 1A under the caption “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended July 31, 2006, filed with the Securities and Exchange Commission (“SEC”) on October 30, 2006, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Important Additional Information Filed with the SEC

CTT has filed a definitive proxy statement with a WHITE proxy card for the election of directors nominated by the Board of Directors with the SEC. CTT STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors can obtain free copies of the proxy statements through the website maintained by the SEC at www.sec.gov. In addition, investors can obtain free copies of the proxy statements from CTT by contacting Secretary, c/o Competitive Technologies, Inc., 777 Commerce Drive, Suite 100, Fairfield, Connecticut, 06825, or you can contact us by phone at (203) 368-6044, or email at ctt@competitivetech.net.

CTT, its directors and named executive officers may be deemed to be participants in the solicitation of CTT’s security holders in connection with its 2007 Annual Meeting of Stockholders, which will be held on January 16, 2007. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CTT’s definitive proxy statement that was filed with the SEC on December 21, 2006.